UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2015 (December 1, 2015)

TerraForm Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37528 (Commission File Number)	47-199173 (IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland  20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement

Amended and Restated Equity Interest Purchase and Sale Agreement

On December 1, 2015, TerraForm Global, LLC (“Global LLC”), a  subsidiary of TerraForm Global, Inc., which are both controlled affiliates of SunEdison, Inc., entered into an Amended and Restated Equity Interest Purchase and Sale Agreement (the “Agreement”), which amended and restated the terms of the Equity Interest Purchase and Sale Agreement dated November 20, 2015, with SunEdison Holdings Corporation (the “Seller” and, together with Global LLC, the “Parties”), a wholly-owned subsidiary of SunEdison, Inc., to purchase the equity interests in a 425 MW portfolio of solar energy projects located in India, which projects will be transferred to Global LLC upon satisfaction of certain conditions precedent.

The aggregate purchase price under the Agreement is equal to $231,000,000, which has been prepaid in full by Global LLC but remains subject to purchase price adjustments as described below.

A fair market value of each project that is transferred to Global LLC under the Agreement will be either confirmed or adjusted by the parties  as of the date of transfer pursuant to a valuation procedure set forth in the Agreement.  In the event of a dispute between the Parties as to the fair market value of a project, it will be determined by an independent internationally recognized expert. Within thirty (30) days of the termination of the Agreement or the transfer of the last project pursuant to the Agreement, a determination will be made as to whether the aggregate fair market value conveyed to Global LLC is more or less than the amount prepaid by Global LLC under the Agreement.  Any excess of aggregate fair market value over aggregate amounts paid by Global LLC will be paid by Global LLC to Seller, and any excess of aggregate amounts paid by Global LLC over aggregate fair market value conveyed to Global LLC will be paid by Seller to Global LLC.

In the event that the actual closing date for any project is delayed beyond thirty (30) days after its anticipated transfer date, then the Seller shall be required to pay liquidated damages to Global LLC. In addition, the Seller is obligated to pay Global LLC certain liquidated damages in the event that all projects have not been transferred by the Outside Date (which is defined as the date that is three months from the last anticipated transfer date) and either party has terminated the Agreement or there is a material breach by the Seller of its representations, warranties or obligations under the Agreement that remains not cured after the applicable cure period and Global LLC has terminated the Agreement.  Finally, prior to the Outside Date, Global LLC and Seller may agree to substitute any project initially anticipated to be transferred under the Agreement with a different project and/or propose additional projects to be transferred under the Agreement to Global LLC, provided that such replacement projects shall have at least an equivalent value, shall be able to be transferred to Global LLC by the Outside Date and are located in the geographical regions in which Global LLC intended to operate.

The Agreement also contains certain representations, covenants, indemnifications and closing conditions.

The Agreement was approved by the Corporate Governance and Conflicts Committee of TerraForm Global, Inc. and its Board of Directors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
10.1	Amended and Restated Equity Interest Purchase and Sale Agreement, dated as of December 1, 2015, by and among TerraForm Global, LLC and SunEdison Holdings Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Brian Wuebbels
Brian Wuebbels President and Chief Executive Officer

Date: December 7, 2015

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Equity Interest Purchase and Sale Agreement, dated as of December 1, 2015, by and among TerraForm Global, LLC and SunEdison Holdings Corporation.